    As filed with the Securities and Exchange Commission on March 2, 2001
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                 _____________
                                  PALM, INC.
            (Exact name of Registrant as specified in its charter)
                                 _____________

           Delaware                                   94-3150688
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                  Identification Number)

                          5470 Great America Parkway
                         Santa Clara, California 95052
   (Address, including zip code of Registrant's principal executive offices)
                                 _____________

                    WESYNC.COM, INC. 1999 STOCK OPTION PLAN

               PLUSFACTOR SOFTWARE, INC. 1997 STOCK OPTION PLAN

                          (Full titles of the plans)
                                 _____________

                               Carl J. Yankowski
                                  Palm, Inc.
                          5470 Great America Parkway
                         Santa Clara, California 95052
                                (408) 326-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _____________
                                  Copies to:

              Larry W. Sonsini, Esq.                     Stephen Yu, Esq.
             Katharine A. Martin, Esq.                      Palm, Inc.
          Wilson Sonsini Goodrich & Rosati          5470 Great America Parkway
              Professional Corporation                Santa Clara, CA 95052
                 650 Page Mill Road                       (408) 326-9000
                Palo Alto, CA 94304
                   (650) 493-9300


                                 _____________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                    Proposed             Proposed
                                                                     Maximum             Maximum
        Title of Each Class                   Amount                Offering            Aggregate          Amount of
          of Securities to                     to be                  Price              Offering        Registration
           be Registered                   Registered(1)          Per Share (2)         Price  (2)            Fee
----------------------------------------------------------------------------------------------------------------------------
  Common Stock of Palm, Inc. (the
  "Registrant") to be issued upon
  exercise of options granted under the
  PlusFactor Software, Inc. 1997          25,243 shares               $0.44               $ 11,106.92            $ 2.78
  Stock Option Plan and the
  WeSync.com, Inc. 1999 Stock Option      49,910 shares               $0.44               $ 21,960.40            $ 5.49
  Plan
                                          61,234 shares               $0.61               $ 37,352.74            $ 9.34

                                         102,779 shares               $0.74               $ 76,056.46            $19.01
                                         --------------                                   -----------            ------
 Total                                   239,166 shares                                   $146,476.52            $36.62

============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the PlusFactor Software, Inc. 1997 Stock Option Plan and the WeSync.com, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Palm, Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the aggregate exercise prices and the exercise prices per share, respectively, of issued and outstanding options under such plans, as adjusted in accordance with the terms and conditions set forth in the Amended and Restated Agreement and Plan of Reorganization dated as of January 24, 2001 among the Registrant, WeSync.com, Inc. and certain other parties.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 2, 2000 filed with the Commission on August 16, 2000.

     (b) (1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 1, 2000 filed with the Commission on October 12, 2000.

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 1, 2000 filed with the Commission on January 12, 2001.

          (3)  The Registrant's Proxy Statement dated September 27, 2000.

          (4)  The Registrant's Report on Form 8-K filed on October 3, 2000.

          (5)  The Registrant's Report on Form 8-K filed on November 22, 2000.

          (6)  The Registrant's Report on Form 8-K filed on December 1, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Registrant's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

     All of Registrant's directors and officers will be covered by insurance policies maintained by Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, Registrant has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the General Corporation Law.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
           Corporation.

     10.1  PlusFactor Software, Inc., 1997 Stock Option Plan

     10.2  WeSync.com, Inc. 1999 Stock Option Plan.

     23.1  Independent Auditors' Consent.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).

     24.1  Power of Attorney (included on the signature page).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on February 28, 2001.


                                        /s/ Carl J. Yankowski
                                        ------------------------------------
                                        Carl J. Yankowski
                                        Chief Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl J. Yankowski, Judy Bruner and Stephen Yu, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective statements), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 28, 2001 in the capacities indicated.


          Signature                                  Title
          ---------                                  -----

/s/ Carl J. Yankowski                Chief Executive Officer and Director
------------------------------
    Carl J. Yankowski                (Principal Executive Officer)

/s/ Judy Bruner                      Senior Vice President and Chief Financial
------------------------------
    Judy Bruner                      Officer (Principal Financial and Accounting
                                     Officer)

/s/ Eric A. Benhamou                 Director
------------------------------
    Eric A. Benhamou

/s/ Jean-Jacques Damlamian           Director
------------------------------
    Jean-Jacques Damlamian

/s/ Gordon A. Campbell               Director
------------------------------
    Gordon A. Campbell

/s/ Michael Homer                    Director
------------------------------
    Michael Homer

                                     Director
------------------------------
    David C. Nagel

/s/ Susan G. Swenson                 Director
------------------------------
    Susan G. Swenson

                                 EXHIBIT INDEX

Exhibit
Number                      Document Description
-------   -----------------------------------------------------------

  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
          Corporation.

 10.1     PlusFactor Software, Inc. 1997 Stock Option Plan.

 10.2     WeSync.com, Inc. 1999 Stock Option Plan.

 23.1     Independent Auditors' Consent.

 23.2 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).

 24.1     Power of Attorney (included on the signature page).